Exhibit 99.1

July 13, 2006

FOR IMMEDIATE RELEASE

Pliant Corporation to hold conference call
Second Quarter 2006 Financial Results

SCHAUMBURG, IL — Harold Bevis, President and CEO of Pliant Corporation, announced today that he will host a conference call to discuss the Company’s 2nd Quarter 2006 results and to answer questions about the business. The call will take place at 2:00 p.m. Eastern Daylight Time on Tuesday, August 15, 2006.

Participants in the United States can access the conference call by dialing 877-917-3404, using the access code Pliant, or internationally by calling 210-234-0003 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.

Following the call’s completion, an audio web replay will be available on the company’s website: www.pliantcorp.com

ABOUT PLIANT

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 23 manufacturing and research and development facilities around the world, and employs approximately 2,940 people.

# # #

CONTACT:

Joe Kwederis
SVP of Finance
E-mail:   Joe.kwederis@pliantcorp.com
Phone:   847-407-5117
Company Web Site: www.pliantcorp.com